Exhibit 99.1

SYSTEMAX REPORTS FOURTH QUARTER 2016 FINANCIAL RESULTS
-Generates Improved Operating and Net Income Performance in Fourth Quarter-
-Declares $0.05 per share dividend-

PORT WASHINGTON, NY, February 28, 2017 – Systemax Inc. (NYSE: SYX) today announced financial results for the fourth quarter and year ended December 31, 2016.

Performance Summary* (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended December 31,		Year Ended December 31,
GAAP Results**	2016	2015	2016	2015
Net sales	$414.7	$465.3	$1,680.1	$1,854.7
Gross profit	$81.7	$86.9	$324.7	$342.7
Gross margin	19.7%	18.7%	19.3%	18.5%
Operating income (loss)	$7.0	$1.2	$4.1	$(24.1)
Operating margin	1.7%	0.3%	0.2%	(1.3)%
Net income (loss) from continuing operations	$0.7	$(11.6)	$(7.9)	$(48.3)
Net income (loss) per share from continuing operations	$0.02	$(0.31)	$(0.21)	$(1.30)
Net income (loss) from discontinued operations	$(2.8)	$(20.9)	$(24.7)	$(51.5)
Net income (loss) per share from discontinued operations	$(0.08)	$(0.56)	$(0.66)	$(1.39)
Non-GAAP Results**
Net sales	$413.8	$446.7	$1,642.6	$1,692.5
Gross profit	$81.1	$84.5	$319.8	$324.2
Gross margin	19.6%	18.9%	19.5%	19.2%
Operating income	$6.5	$3.6	$14.5	$19.9
Operating margin	1.6%	0.8%	0.9%	1.2%
Net income from continuing operations	$3.0	$1.3	$8.2	$9.3
Net income per share from continuing operations	$0.08	$0.04	$0.22	$0.25
Net income (loss) from discontinued operations	$0.6	$(24.9)	$(30.4)	$(84.8)
Net income (loss) per share from discontinued operations	$0.02	$(0.67)	$(0.82)	$(2.29)

* The actual fiscal quarter ended on December 31, 2016.  The fourth quarters of 2016 and 2015 included 13 and 14 weeks, respectively; the full fiscal years of 2016 and 2015 included 52 and 53 weeks, respectively.

** On December 1, 2015 the Company closed on the sale of certain assets of its North American Technology Group (“NATG”).  Pursuant to this transaction, the Company is winding down the remaining operations of NATG during 2016 and continuing into 2017.   In the GAAP presentation, the retail operations which were discontinued by the Company prior to the transaction, along with allocations of common distribution and back office costs, are presented as part of the Company’s continuing operations for all periods; other NATG operations that were sold (as well as the remaining retail operations that existed at the time of the transaction (and were subsequently discontinued by the Company) are presented as discontinued operations for all periods.  The non-GAAP results reflect the entire NATG segment as a discontinued operation for all periods presented as well as adjustments for non-recurring items, intangible amortization, equity compensation and a normalized effective tax rate in recurring operations.  On September 2, 2016 the Company closed on the sale of certain assets of its Misco Germany operation which has been reported as part of its European Technology Products Group. Prior and current year results of Germany have been eliminated in the non-GAAP presentation.  On December 31, 2016 the Company closed on the sale of its Afligo rebate processing business.  Prior and current year results of the rebate processing business, along with the associated gain on the sale, have been eliminated in the non-GAAP presentation.  The Company believes that the non-GAAP presentation conveys additional more meaningful information to investors.  See accompanying GAAP reconciliation tables.

GAAP Fourth Quarter 2016 Financial Summary:

As the fourth quarter of 2015 included 14 weeks and the fourth quarter of 2016 included 13 weeks, the fourth quarter results are not directly comparable.  The Company is now reporting “average daily sales” in order to enhance comparability.

•	Consolidated sales decreased 10.9% to $414.7 million in U.S. dollars. On a constant currency basis, average daily sales increased 0.2%.
•	Industrial Products Group sales declined 1.7% to $175.7 million in U.S. dollars. On a constant currency basis, average daily sales increased 4.7%.
•	European Technology Products Group sales decreased 16.5% to $238.1 million in U.S. dollars. On a constant currency basis, average daily sales decreased 5.5%.
•	Consolidated operating income was $7.0 million compared to operating income of $1.2 million last year.
•	Diluted net income per share from continuing operations was $0.02.

Non-GAAP Fourth Quarter 2016 Continuing Operations Financial Summary:

•	Consolidated sales (excluding NATG, Misco Germany and Afligo) decreased 7.4% to $413.8 million in U.S. dollars. On a constant currency basis, average daily sales increased 3.1%.
•	Industrial Products Group sales declined 1.7% to $175.7 million in U.S. dollars. On a constant currency basis, average daily sales increased 4.7%.
•
European Technology Products Group sales (excluding Misco Germany) decreased 11.2% to $238.1 million in U.S. dollars.  On a constant currency basis (excluding Misco Germany), average daily sales increased 0.9%.

•	Consolidated operating income was $6.5 million compared to $3.6 million last year.
•	Diluted net income per share from continuing operations was $0.08.

GAAP Full Year 2016 Financial Summary:

As 2015 included 53 weeks and 2016 included 52 weeks, the full year results are not directly comparable.  The Company is now reporting “average daily sales” in order to enhance comparability.

•
Consolidated sales decreased 9.4% to $1,680.1 million in U.S. dollars.  On a constant currency basis and excluding the January 2015 acquisition of the Plant Equipment Group (P.E.G.) in North America, average daily sales decreased 0.1%.

•	Industrial Products Group sales grew 2.4% to $715.6 million in U.S. dollars. On a constant currency basis and excluding the January 2015 acquisition of P.E.G., average daily sales grew 2.8%.
•	European Technology Products Group sales decreased 8.7% to $960.9 million in U.S. dollars. On a constant currency basis, average daily sales decreased 4.3%.
•	Consolidated operating income was $4.1 million compared to a loss of $24.1 million last year.
•	Diluted net loss per share was $0.21.

Non-GAAP Full Year 2016 Continuing Operations Financial Summary:

•
Consolidated sales (excluding NATG, Misco Germany and Afligo) decreased 2.9% to $1,642.6 million in U.S. dollars. On a constant currency basis and excluding the January 2015 acquisition of P.E.G., average daily sales increased 1.0%.

•	Industrial Products Group sales grew 2.4% to $715.6 million in U.S. dollars. On a constant currency basis and excluding P.E.G., sales grew 1.6%, average daily sales increased 2.8%.
•	European Technology Products Group sales (excluding Misco Germany) decreased 6.7% to $927.0 million in U.S. dollars. On a constant currency basis, average daily sales decreased 2.1%.
•	Consolidated operating income was $14.5 million compared to $19.9 million last year.
•	Diluted net income per share from continuing operations was $0.22.

Larry Reinhold, Chief Executive Officer, said, “To support our growth and improve profitability, during the past year we have significantly streamlined our corporate structure while continuing to invest in our ongoing businesses.  The initial impacts of these efforts are reflected in our improved operating results for the quarter, as we returned to overall profitability on both a GAAP and non-GAAP basis.”

“In Industrial we extended our solid top line performance, with revenues reaching a record level for the full year 2016 and we had an outstanding fourth quarter with average daily sales increasing greater than many MRO market competitors.  Profitability at Industrial continues to reflect investments in sales representatives and our nationwide warehouse infrastructure.  Last week we completed our warehouse system conversion with all six of our distribution centers now on a single leading third party integrated platform and anticipate cost efficiencies in our distribution network going forward.  The business remains very well positioned and we have built a scalable infrastructure that is capable of handling higher volumes.  We expect to see profitability gains as we capitalize on our efficiency initiatives and the business continues to grow.”

“Our European Technology Products Group showed improved bottom line performance for the full year and quarter as we benefited from another record quarter in France, solid gains in the Netherlands, the narrowing of our loss in the United Kingdom and the exit of our German operations.  France, led by its strong management team, delivered another quarter of double digit organic growth as it benefited from gains across its customer base, success in a number of tender bids and excellent vendor partnerships.  In the Netherlands we completed the integration of the businesses into a single organization and our solutions offerings continue to gain traction.  Finally, in the United Kingdom we narrowed our operating losses and took additional steps to enhance our management effectiveness and broaden our solutions and services offering,” Reinhold concluded.

Tex Clark, Chief Financial Officer, said, “We are starting to see the benefits of our simplified structure and our productivity initiatives.  Consolidated operating income improved in the quarter, and we are seeing quicker inventory turns and improved customer service levels at Industrial.  In order to further drive profitability in our more streamlined structure, we recently took an additional action to reduce our cost structure in North America by over $5.0 million on an annualized basis.  Severance and related costs associated with this action were $0.5 million and will be reflected in our first quarter results.  We are well positioned to leverage our infrastructure and continue to grow our business in 2017 and our cash position remains strong.”

At December 31, 2016, the Company had total working capital of $186.2 million, cash and cash equivalents of $149.7 million and excess availability under its credit facility of approximately $59.0 million.  The Company has significant flexibility to return capital to shareholders, execute on its business plans and continue investing in growth opportunities.  Accordingly, the Company’s board of directors has declared a cash dividend of $0.05 per share of common stock to shareholders of record at the close of March 10, 2017, payable on March 20, 2017.  The Company anticipates continuing a regular quarterly dividend in the future.

Earnings Conference Call Details
Systemax Inc. will provide pre-recorded remarks on its fourth quarter 2016 results today, February 28, 2017 at 5:00 p.m. Eastern Time. A live webcast of the remarks will be available on the Company’s website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.
Systemax Inc. (www.systemax.com), a Fortune 1000 company, sells industrial and technology products through a system of branded e-Commerce websites and relationship marketers in North America and Europe. The primary brands are Global Industrial, MISCO and Inmac Wstore.

Forward Looking Statements.
This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Additional written or oral forward looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise.  Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management’s estimates, assumptions and projections and are not guarantees of future performance.  The Company assumes no obligation to update these statements. Forward looking statements may include, but are not limited to, projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations, expansion or restructuring plans, including our recent exit from and winding down of our NATG operations, financing needs, compliance with financial covenants in loan agreements, the implementation or performance of technology systems discussed below, the turnaround plans for our UK operations, the performance of our shared service center in Hungary, fluctuations in economic conditions and exchange rates, including factors impacting our substantial international operations, plans for acquisition or sale of assets or businesses, consolidation and integration of operations of recently acquired businesses, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this release, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” and “plans” and variations thereof and similar expressions are intended to identify forward looking statements.

Other factors that may affect our future results of operations and financial condition include, but are not limited to, unanticipated developments in any one or more of the following areas, as well as other factors which may be detailed from time to time in our Securities and Exchange Commission filings: risks involved with e-commerce, including possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to our products and services;, the Company’s management information systems and other technology platforms supporting our sales, procurement and other operations are critical to our operations and disruptions or delays, particularly as we continue to transition certain functions from our existing platforms to a new platform specifically developed for our needs, have occurred and could occur in the future, and if not timely addressed would have a material adverse effect on us; general economic conditions, will continue to impact our business; technological change, such as the effect of mobile devices on sales of PCs and laptop computers, have had and can continue to have a material effect on our product mix and results of operations in Europe; sales tax laws or government enforcement priorities may be changed which could result in ecommerce and direct mail retailers having to collect sales taxes in states where the current laws and interpretations do not require us to do so; our substantial international operations are subject to risks such as fluctuations in currency rates, foreign regulatory requirements, and political uncertainty; and managing various inventory risks, such as being unable to profitably resell excess or obsolete inventory and/or the loss of product return rights and price protection from our vendors.

Investor/Media Contacts:
Mike Smargiassi / Jenny Perales
Brainerd Communicators, Inc.
212-986-6667
smarg@braincomm.com
perales@braincomm.com

- ### -

Condensed Consolidated Statements of Operations – GAAP
(In millions, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net sales	$414.7	$465.3	$1,680.1	$1,854.7
Cost of sales	333.0	378.4	1,355.4	1,512.0
Gross profit	$81.7	$86.9	$324.7	$342.7
Gross margin	19.7%	18.7%	19.3%	18.5%
Selling, general and administrative expenses	72.4	84.2	314.7	338.9
Special charges	2.3	1.5	5.9	27.9
Operating income (loss) from continuing operations	$7.0	$1.2	$4.1	$(24.1)
Operating margin	1.7%	0.3%	0.2%	(1.3)%
Interest and other (income) expense, net	1.9	2.5	2.0	10.7
Income (loss) from continuing operations before income taxes	$5.1	$(1.3)	$2.1	$(34.8)
Provision for income taxes	4.4	10.3	10.0	13.5
Net income (loss) from continuing operations	$0.7	$(11.6)	$(7.9)	$(48.3)
Net income (loss) from discontinued operations	$(2.8)	$(20.9)	$(24.7)	$(51.5)
Net income (loss)	$(2.1)	$(32.5)	$(32.6)	$(99.8)

Net income (loss) per common share from continuing operations:
Basic	$0.02	$(0.31)	$(0.21)	$(1.30)
Diluted	$0.02	$(0.31)	$(0.21)	$(1.30)

Net income (loss) per common share from discontinued operations:
Basic	$(0.08)	$(0.56)	$(0.66)	$(1.39)
Diluted	$(0.08)	$(0.56)	$(0.66)	$(1.39)

Weighted average common and common equivalent shares:
Basic	37.2	37.1	37.2	37.1
Diluted	37.2	37.1	37.2	37.1

SYSTEMAX INC.
Condensed Consolidated Balance Sheets – GAAP
(In millions)

	December 31,	December 31,
	2016	2015
Current assets:
Cash and cash equivalents	$149.7	$215.1
Accounts receivable, net	214.5	266.3
Inventories	140.7	144.4
Prepaid expenses and other current assets	6.3	14.5
Total current assets	511.2	640.3
Property, plant and equipment, net	29.5	38.3
Goodwill, intangibles and other assets	25.4	31.5
Total assets	$566.1	$710.1

Current liabilities:
Short-term debt	$0.1	$0.6
Accounts payable and accrued expenses	324.9	425.5
Total current liabilities	325.0	426.1
Long-term debt	0.1	0.4
Other liabilities	26.6	29.7
Shareholders’ equity	214.4	253.9
Total liabilities and shareholders’ equity	$566.1	$710.1

* Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarter ended on December 31, 2016. The fourth quarters of 2016 and 2015 included 13 weeks and 14 weeks, respectively.

SYSTEMAX INC.

Supplemental Non-GAAP Continuing Operation Business Unit Summary Results - Unaudited
Industrial Products Group
	Quarter Ended December 31,			Year Ended December 31,
	2016	2015	Change	2016	2015	Change
Sales	$175.7	$178.7	(1.7)%	$715.6	$698.6	2.4%
Average daily sales*	$2.8	$2.7	4.7%	$2.8	$2.7	2.8%
Gross profit	$48.9	$51.8	(5.6)%	$198.3	$198.7	(0.2)%
Gross margin	27.8%	29.0%		27.7%	28.4%
Operating income	$9.8	$9.9	(1.0)%	$35.2	$44.0	(20.0)%
Operating margin	5.6%	5.5%		4.9%	6.3%
European Technology Products Group
	Quarter Ended December 31,			Year Ended December 31,
	2016	2015	Change	2016	2015	Change
Sales	$238.1	$268.0	(11.2)%	$927.0	$993.9	(6.7)%
Average daily sales**	$4.0	$4.0	0.9%	$3.8	$3.9	(2.1)%
Gross profit	$32.2	$32.7	(1.5)%	$121.5	$125.5	(3.2)%
Gross margin	13.5%	12.2%		13.1%	12.6%
Operating loss	$0.0	$(1.6)	100.0%	$(5.2)	$(6.0)	13.3%
Operating margin	0.0%	(0.6)%		(0.6)%	(0.6)%
Corporate & Other
	Quarter Ended December 31,			Year Ended December 31,
	2016	2015	Change	2016	2015	Change
Operating loss	$(3.3)	$(4.7)	29.8%	$(15.5)	$(18.1)	14.4%
Consolidated
	Quarter Ended December 31,			Year Ended December 31,
	2016	2015	Change	2016	2015	Change
Sales	$413.8	$446.7	(7.4)%	$1,642.6	$1,692.5	(2.9)%
Gross profit	$81.1	$84.5	(4.0)%	$319.8	$324.2	(1.4)%
Gross margin	19.6%	18.9%		19.5%	19.2%
Operating income	$6.5	$3.6	80.6%	$14.5	$19.9	(27.1)%
Operating margin	1.6%	0.8%		0.9%	1.2%
*Percentages are calculated using sales data in hundreds of thousands.
** Percentages are calculated using sales data  excluding Misco Germany in hundreds of thousands.

1 On December 1, 2015 the Company closed on the sale of certain assets of its North American Technology Group (“NATG”).  Pursuant to this transaction, the Company is winding down the remaining operations of NATG during 2016 and continuing into 2017.  In the GAAP presentation, the retail operations which were discontinued by the Company prior to the transaction, along with allocations of common distribution and back office costs, are presented as part of the Company’s continuing operations for all periods; other NATG operations that were sold (as well as the remaining retail operations that existed at the time of the transaction (and were subsequently discontinued by the Company) are presented as discontinued operations for all periods.  The non-GAAP results reflect the entire NATG segment as a discontinued operation for all periods presented as well as adjustments for non-recurring items, intangible amortization, equity compensation and a normalized effective tax rate in recurring operations.  On September 2, 2016 the Company closed on the sale of certain assets of its Misco Germany operation which has been reported as part of its European Technology Products Group. Prior and current year results of Germany have been eliminated in the non-GAAP presentation.   On December 31, 2016 the Company closed on the sales of its Afligo rebate processing business.  Prior and current year results of the rebate processing business, along with the associated gain on the sale, have been eliminated in the non-GAAP presentation.  The Company believes that the non-GAAP presentation conveys additional more meaningful information to investors.  See accompanying GAAP reconciliation tables.

2 Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarter ended on December 31, 2016. The fourth quarters of 2016 and 2015 included 13 and 14 weeks, respectively.

SYSTEMAX INC.
Reconciliation of Segment GAAP Operating Income (Loss) from Continuing Operations to Non-GAAP Operating Income (Loss) from Continuing Operations – Unaudited
(In millions)

	Quarter Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Industrial Products	$9.5	$9.7	$34.3	$43.7
Technology Products - Europe	(1.9)	(2.6)	(12.5)	(10.8)
Technology Products - NA	(0.4)	(0.9)	(2.8)	(38.2)
Corporate and Other	(0.2)	(5.0)	(14.9)	(18.8)
GAAP operating income (loss)	7.0	1.2	4.1	(24.1)
Non-GAAP adjustments:
Industrial Products:
Integration Costs	0.0	0.6	0.0	1.0
Intangible asset amortization	0.2	0.1	0.5	0.3
Stock based and other special compensation	0.1	(0.5)	0.4	(1.0)
Total Non-GAAP Adjustments – Industrial Products	0.3	0.2	0.9	0.3

Technology Products - Europe:
Reverse results of Germany Operations	(0.1)	0.5	4.7	3.0
Severance and other reorganization charges	0.0	0.0	0.0	0.7
Asset Impairment Charges	2.0	0.4	2.0	0.7
Intangible asset amortization	0.1	0.0	0.5	0.3
Stock based compensation	(0.1)	0.1	0.1	0.1
Total Non-GAAP Adjustments – Technology Products Europe	1.9	1.0	7.3	4.8

Technology Products - NA:
Reverse results of NATG included in GAAP continuing operations	0.4	0.9	2.8	38.2
Total Non-GAAP Adjustments – Technology Products NA	0.4	0.9	2.8	38.2

Corporate and Other:
Gain on sale of Afligo	(3.9)	0.0	(3.9)	0.0
Reverse results of Afligo included in GAAP continuing operations	0.5	0.2	2.2	0.1
Stock based compensation	0.3	0.1	1.1	0.6
Total Non-GAAP Adjustments – Corporate and Other	(3.1)	0.3	(0.6)	0.7

Industrial Products	9.8	9.9	35.2	44.0
Technology Products- Europe	0.0	(1.6)	(5.2)	(6.0)
Technology Products- NA	0.0	0.0	0.0	0.0
Corporate and Other	(3.3)	(4.7)	(15.5)	(18.1)
Non-GAAP operating income (loss)	$6.5	$3.6	$14.5	$19.9

SYSTEMAX INC.
Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Non-GAAP Net Income (Loss) from Continuing Operations – Unaudited
(In millions)

	Quarter Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
GAAP
Net income (loss) from continuing operations	$0.7	$(11.6)	$(7.9)	$(48.3)
Provision for (benefit from) income taxes from continuing operations	4.4	10.3	10.0	13.5
Income (loss) from continuing operations before income taxes	5.1	(1.3)	2.1	(34.8)
Interest and other (income) expense from continuing operations, net	1.9	2.5	2.0	10.7
Operating income (loss) from continuing operations	7.0	1.2	4.1	(24.1)

Non-GAAP
Reverse results of NATG and Germany included in GAAP operating income from continuing operations	0.3	1.4	7.5	41.2
Non-recurring adjustments	0.0	0.6	0.0	1.7
Asset impairment charge	2.0	0.4	2.0	0.7
Gain on Sale of Afligo	(3.9)	0.0	(3.9)	0.0
Reverse results of Afligo included in GAAP continuing operations	0.5	0.2	2.2	0.1
Recurring adjustments	0.6	(0.2)	2.6	0.3
Adjusted operating income (loss)	6.5	3.6	14.5	19.9
Interest and other expense (income), net	1.9	2.5	2.0	10.7
Reverse results of NATG and Germany included in GAAP interest and other expense (income), net	0.0	(0.9)	(0.1)	(5.1)
Income before income taxes	4.6	2.0	12.6	14.3
Normalized provision for (benefit from) income taxes	1.6	0.7	4.4	5.0
Normalized effective tax rate(1)	35.0%	35.0%	35.0%	35.0%
Non-GAAP net income from continuing operations	$3.0	$1.3	$8.2	$9.3

GAAP net income (loss) per diluted share from continuing operations	$0.02	$(0.31)	$(0.21)	$(1.30)
Non-GAAP net income (loss) per diluted share from continuing operations	$0.08	$0.04	$0.22	$0.25

(1)	Effective tax rate of 35% used in all periods.

SYSTEMAX INC.
Reconciliation of GAAP Net Income (Loss) from Discontinued Operations to Non-GAAP Net Income (Loss) from Discontinued Operations – Unaudited
(In millions)

	Quarter Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
GAAP
Net income (loss) from discontinued operations	$(2.8)	$(20.9)	$(24.7)	$(51.5)

Non-GAAP additions to discontinued operations
Results of NATG and Germany included in GAAP operating income from continuing operations	(0.3)	(1.4)	(7.5)	(41.2)
Results of Afligo included in GAAP operating income from continuing operations	(0.5)	(0.2)	(2.2)	(0.1)
NATG net tax adjustments	0.3	(3.3)	0.0	2.9
Gain on sale of Afligo	3.9	0.0	3.9	0.0
NATG, Germany, and Afligo interest and other (expense) income, net included in GAAP continuing operations	0.0	0.9	0.1	5.1
Total Non-GAAP adjustments	3.4	(4.0)	(5.7)	(33.3)
Non-GAAP net income (loss) from discontinued operations	$0.6	$(24.9)	$(30.4)	$(84.8)

GAAP net income (loss) per diluted share from discontinued operations	$(0.08)	$(0.56)	$(0.66)	$(1.39)
Non-GAAP net income (loss) per diluted share from discontinued operations	$0.02	$(0.67)	$(0.82)	$(2.29)